Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-67469 and 333-23159 of Radyne Comstream Inc. (formerly Radyne Corp.) on form S-8 of our report dated February 4, 1998, appearing in this Annual Report on Form 10-K of Radyne Comstream Inc. for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

April 13, 1999



                                      E-12